SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 7, 2010

ASSURED EQUITIES IV CORPORATION
(Exact name of registrant as specified in its charter)

FLORIDA	000-53734	27-0173162
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2211 12th Avenue East, Seattle, WA 98102
(Address of principal executive offices, including zip code)

(206) 422-6677
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CAR 240.13e-4(c))

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 15, 2010, Assured Equities LLC (the "Seller"), a Utah LLC and sole shareholder of Assured Equities IV Corporation (the "Corporation") entered into a Definitive Purchase Agreement (the "Agreement") with Rogue Diva Racing, Inc., a State of Georgia corporation (the "Buyer"), whereby Buyer agreed to purchase from Seller at the closing and Seller agreed to sell to Buyer at the closing 100,000 shares of the Corporation's Common Stock, the 100,000 shares of the Corporation's Common Stock constituting one hundred percent (100%) of the Corporation's issued and outstanding shares of Common Stock, for a total purchase price of twenty-five thousand and 00/100 US dollars ($25,000.00) (the "Purchase Price").

The Agreement is scheduled to close on June 25, 2010 after which the Corporation will file a Form 8-K to reflect the changes in control of the registrant and the departure of directors or certain officers, election of directors and appointment of certain officers.

EXHIBITS

Exhibit No.	Description
10.01	Definitive Purchase Agreement dated June 15, 2010 between Assured Equities, LLC (Seller) and sole shareholder of Assured Equities IV Corporation (Registrant) and Rouge Diva Racing, Inc. (Buyer).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the designated hereunto duly authorized.

ASSURED EQUITIES IV CORPORATION
Date:June 17, 2010	By:	s/s William D. Kyle
	Name:	William D. Kyle
	Title:	President